Exhibit 10.42

Spousal Consent

The undersigned, Zhang Yingzi, (Identification No.: [                ]), is the lawful spouse of Qiu Zhongwei (Identification No.: [                ], hereinafter referred to as “my spouse”). I hereby unconditionally and irrevocably agree to the execution of the following documents by my spouse as of March 26, 2018 (the “Transaction Documents”) and the disposal of the equity interests of Guangzhou Kugou Computer Technology Co. Ltd. (the “Domestic Company”) held by my spouse and registered in his name pursuant to the provisions of the following documents:

(1)	The equity interest pledge agreement by and among my spouse, Tencent Music (Beijing) Co., Ltd. (the “WFOE”), the Domestic Company and other parties;

(2)	The exclusive option agreement by and among my spouse, the WFOE, the Domestic Company and other parties; and

(3)	The voting trust agreement by and among my spouse, the WFOE, the Domestic Company and other parties.

I hereby confirm that I do not enjoy any interests or rights respecting my spouse’s equity interests in the Domestic Company and hereby undertake not to make any assertions in respect of such equity interests. I further confirm that, my spouse can perform the Transaction Documents and further amend or terminate the Transaction Documents or execute other agreements to replace the Transaction Documents absent any separate authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that, if for any reason I obtain any equity interests of the Domestic Company, I will be bound by the Transaction Documents (as amended from time to time) and perform relevant obligations under the Transaction Documents (as amended from time to time) as a shareholder of the Domestic Company. For such purpose, upon requested by the WFOE, I will execute such documents substantially equivalent with the Transaction Documents (as amended from time to time) in terms of format and content.

Signature:  /s/ Zhang Yingzi

Date:  March 26, 2018